Calculation of Filing Fee Tables
S-8
CORCEPT THERAPEUTICS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	8,000,000	$ 58.84	$ 470,720,000.00	0.0001381	$ 65,006.44
Total Offering Amounts:						$ 470,720,000.00		$ 65,006.44
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 65,006.44
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, $0.001 par value per share ("Common Stock"), of Corcept Therapeutics Incorporated that become issuable under the Corcept Therapeutics Incorporated 2024 Incentive Award Plan (as amended) (the "2024 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. The amount registered represents shares of Common Stock reserved for awards available for future issuance under the 2024 Plan. The proposed maximum offering price per unit is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $58.84 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market on May 21, 2026, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources